Exhibit 10.4

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of September 15, 2017, among JACKSON INVESTMENT GROUP, LLC, a Georgia limited liability company, as purchaser and holder of the Term Note (as defined below) and as secured party under the Term Debt Documents (as defined below) (“Term Note Purchaser”), STAFFING 360 SOLUTIONS, INC., a Delaware corporation (“Parent”), certain of the Parent’s subsidiaries party hereto, and MIDCAP FUNDING X TRUST, a Delaware statutory trust and successor by assignment from MidCap Financial Trust, as Agent for the financial institutions or other entities from time to time parties to the ABL Loan Agreement (as hereinafter defined) (acting in such capacity, “Agent”), and as a “Lender” under the ABL Loan Agreement, or such then present holder or holders of the ABL Loans (as hereinafter defined) as may from time to time exist (as the “Lenders” under the ABL Loan Agreement; collectively with the Agent, the “ABL Lenders”).  Reference in this Agreement to “Term Note Purchaser”, “Term Note Purchasers”, “each Term Note Purchaser” or otherwise with respect to any one or more of the Term Note Purchasers shall mean each and every person included from time to time in the term “Term Note Purchaser” and any one or more of the Term Note Purchasers, jointly and severally, unless a specific Term Note Purchaser is expressly identified.

RECITALS

A.PEOPLESERVE, INC., MONROE STAFFING SERVICES, LLC, PEOPLESERVE PRS, INC., FARO RECRUITMENT AMERICA, INC., LIGHTHOUSE PLACEMENT SERVICES, INC., STAFFING 360 GEORGIA, LLC and any additional borrower that may hereafter be added to the ABL Loan Agreement (as hereinafter defined) (collectively, “Borrowers”), Parent, Agent and ABL Lenders have entered into a Credit and Security Agreement dated as of April 8, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “ABL Loan Agreement”) pursuant to which, among other things, ABL Lenders have made certain loans and financial accommodations to Borrowers.  Parent has guaranteed the obligations of Borrowers pursuant to that certain Payment Guaranty dated April 8, 2015 (as amended, restated, modified, substituted, extended and renewed from time to time, the “Parent Guaranty”).  Borrowers, Parent and any other Credit Party (as defined in the ABL Loan Agreement) may each be referred to herein as a “Credit Party” and collectively as “Credit Parties.”

B.All of Credit Parties’ obligations to ABL Lenders under the ABL Loan Agreement and the other ABL Loan Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property of the Credit Parties.

C.Term Note Purchaser has made a $40,000,000 senior debt secured investment in Parent that is guaranteed by the Borrowers pursuant to the Term Debt Documents (as defined below). All of the Credit Parties’ obligations to Term Note Purchaser under the Term Note Agreement and the other Term Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property of the Credit Parties.

D.Pursuant to the terms of the ABL Loan Agreement and the Term Debt Documents, ABL Lenders and Term Note Purchaser require the execution and delivery of this Agreement in order to set forth the relative rights and priorities of ABL Lenders and Term Note Purchaser under the ABL Loan Documents and the Term Debt Documents (as hereinafter defined) in the Common Collateral (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

1.Definitions.  The following terms which are defined in the Uniform Commercial Code are used herein as so defined:  Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Records, Securities Accounts, Security, Security Entitlements and Supporting Obligations.

In addition, the following terms shall have the following meanings in this Agreement:

“ABL Enforcement Action” shall have the meaning as set forth in Section 17.1.

“ABL Debt” shall mean all obligations, liabilities and indebtedness (including, without limitation, the ABL Loans and all “Obligations” (as that term is defined in the ABL Loan Agreement) ) of every nature of any Grantor from time to time owed to ABL Lenders, evidenced by or incurred with respect to the ABL Loan Documents, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses evidenced by or incurred with respect to the ABL Loan Documents, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof; provided, however, that (i) in no event shall the aggregate outstanding principal amount due under the ABL Loans exceed the ABL Debt Cap without the prior written consent of the Term Note Purchaser, and (ii) such amendments, modifications, renewals or extensions are not in violation of Section 7.1.  To the extent any payment with respect to any ABL Debt (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Debt Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Debt Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Debt Cap” with respect to the ABL Loans, means the aggregate principal amount of the following (all as determined exclusive of all interest, fees (including attorneys’ fees) and expenses, amounts (including, without limitation, attorneys’ fees and fees, expenses and obligations in respect of returned items and overdrafts or reversed payment orders, and fees and expenses in respect of cash management and treasury management services in line with the customary fees and expenses of a third-party provider of such services or, if the Agent or an affiliate of the Agent is the provider, in line with the reasonable and customary fees and expenses of such provider) expended by Agent or ABL Lenders and remitted to Persons other than the Credit Parties to enforce its rights and remedies in respect of the Collateral, the ABL Loans, or both, and all indemnity obligations): (i) $25,000,000, plus (ii) during a Proceeding of any Credit Party, incremental principal amount not to exceed (if funded pursuant to an ABL DIP Financing) to 15% of the sum of the aggregate principal amount funded and outstanding under the immediately preceding clause (i) as of the day immediately preceding the commencement of such Proceeding, minus (iii) the amount of all payments of principal on (x) term loans (except for term loans intended to be repaid on or about the date of this Agreement) and (y) revolving loan obligations under the ABL Loan Agreement that result in a permanent reduction of the revolving credit commitments under the ABL Loan Agreement (other than (A) payments of such revolving loan obligations in connection with a refinancing thereof, including any Permitted Refinancing, (B) any commitment reduction occurring as a result of a default under the ABL Loan Documents that does not constitute a permanent commitment reduction and (C) any portion of the ABL DIP Financing used to refinance or “roll up” the ABL Loans.

“ABL Debt Collateral” shall mean all assets, real property, personal property (including, but not limited to, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter-of-Credit Rights, Payment Intangibles, Records, Securities Accounts, Security Entitlements, Supporting Obligations, money, cash or cash equivalents, insurance policies, rights arising under insurance policies, and  accessions to, substitutions for, replacements for, and Proceeds and products of the foregoing), whether now owned or hereafter acquired by any Grantor or in which such Grantor now or hereafter has an interest, or as to which such Grantor now or hereafter has rights or the power to transfer rights, and wherever situated, all whether now owned or existing or hereafter acquired or arising, in which a Lien is granted or purported to be granted at any time to any ABL Secured Party as security for any ABL Debt.

“ABL Debt Payment Date” shall mean the first date on which (a) all ABL Debt have been Paid in Full, (b) all commitments to extend credit under the ABL Loan Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the ABL Loan Documents, except for such items that have been fully cash collateralized to the satisfaction of the ABL Lenders, (d) so long as the Term Debt Payment Date shall not have occurred, the Agent has delivered a written notice to the Term Note Purchaser stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties.

“ABL DIP Financing” shall have the meaning set forth in Section 5.2(a).

“ABL Lenders” shall have the meaning set forth in the preamble hereto; provided, that upon the consummation of any Permitted Refinancing, the ABL Lenders shall be the “ABL Lenders” (or like term) as specified in the applicable Permitted Refinancing of ABL Loan Documents.

“ABL Liens” shall mean means any Lien created, or intended to be created, pursuant to the ABL Security Documents.

“ABL Loan Documents” shall mean (a) the ABL Loan Agreement, the Parent Guaranty, together with any promissory note or other instruments evidencing or securing the ABL Loans or the obligation to pay the ABL Loans, any guaranty with respect to the ABL Loans, any security agreement or other collateral document securing the ABL Loans (including, without limitation, the ABL Loan Agreement and Parent Guaranty) and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the ABL Loans (as any of the same may be amended, restated, supplemented or otherwise modified from time to time) and (b) after the consummation of any Permitted Refinancing, the Permitted Refinancing Documents; provided, however, that in no event shall the aggregate outstanding principal amount due under the ABL Loans exceed the ABL Debt Cap without the prior written consent of the Term Note Purchaser.

“ABL Loans” shall mean the loans and other extensions of credit, to the extent the aggregate principal of which do not at any time exceed the ABL Debt Cap, made by the ABL Lenders to the Grantors pursuant to the ABL Loan Documents, together with all obligations, liabilities and indebtedness of every nature of any Grantor from time to time owed to ABL Lenders under the ABL Loan Documents or otherwise, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims, reimbursement obligations, and indebtedness, accrued and unpaid interest and all fees, costs, indemnities and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable pursuant to the ABL Loan Documents, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with (a) any amendments, modifications, renewals or extensions thereof to the extent such amendments, modifications, renewals or extensions are not in violation of Section 7.1 or in case of any increases in principal in excess of the ABL Debt Cap, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; however, that in no event shall the aggregate outstanding principal amount due under the ABL Loans exceed the ABL Debt Cap without the prior written consent of the Term Note Purchaser.

“ABL Priority Collateral” shall mean all ABL Debt Collateral consisting of the following (including for the avoidance of doubt, any such assets, interests or rights that, but for the application of Section 552 of the Bankruptcy Code, or any similar provision of any other Debtor Relief Laws, would be ABL Priority Collateral):

(a)(i) all Accounts, (ii)  other rights to payment, however evidenced, of a monetary obligation, whether or not earned by performance, in each case, for goods provided or to be provided or services rendered or to be rendered by a Borrower, and (iii) payment intangibles (except to the extent any of the foregoing arise under contracts for the sale of, or constitute identifiable Proceeds of, Term Debt Priority Collateral), to include, without limitation, tax refunds and refunds, reimbursements and indemnifications for current expenses and those with respect to contracts, business interruption insurance to the extent the proceeds of which are attributable to a diminution in the volume of revenue, and rights to the extent set forth in Section 3.4 to use or access Term Loan Priority Collateral during the Access Period;

(b)cash, money and cash equivalents constituting collections and proceeds of the items described in the preceding clause (a) (other than identifiable proceeds of Term Debt Priority Collateral) including, without limitation, ABL Priority Subsidiary Asset Sale Proceeds;

(c)all ABL Priority Deposit Accounts and, in each case, all cash, money, cash equivalents, checks and other property held therein or credited thereto (other than identifiable net proceeds of Term Debt Priority Collateral); provided, however, that Section 2.9 of this Agreement shall govern to the extent that identifiable Proceeds of Term Debt Priority Collateral are deposited in any such ABL Priority Deposit Accounts and to the extent any identifiable Proceeds of ABL Priority Collateral are deposited in any Term Debt Priority Accounts;

(d)to the extent relating to or arising from, evidencing or governing any of the items referred to in the preceding clauses (a) through (c) constituting ABL Priority Collateral, all Documents, General Intangibles (including all rights under contracts but excluding any intellectual property), Instruments (including promissory notes), Chattel Paper (including tangible Chattel Paper and electronic Chattel Paper) and Commercial Tort Claims; provided that to the extent any of the foregoing also relates to Term Debt Priority Collateral only that portion related to the items referred to in the preceding clauses (a) through (c) shall be included in the ABL Priority Collateral;

(e)to the extent relating to any of the items referred to in the preceding clauses (a) through (d) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing also relates to Term Debt Priority Collateral only that portion related to the items referred to in the preceding clauses (a) through (d) shall be included in the ABL Priority Collateral;

(f)all books and Records relating to the items referred to in the preceding clauses (a) through (e) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (e) constituting ABL Priority Collateral); provided that to the extent any of the foregoing also relates to Term Debt

Priority Collateral only that portion related to the items referred to in the preceding clauses (a) through (e) shall be included in the ABL Priority Collateral; and

(g)all Proceeds of any of the items referred to in the preceding clauses (a) through (f).

“ABL Priority Deposit Accounts” shall mean all Deposit and Securities Accounts in which collections and other cash Proceeds of ABL Priority Collateral or advances under the ABL Loan Agreement are required to be deposited in accordance with the ABL Loan Documents (including any related lockboxes associated with such deposit accounts) and all other Deposit and Securities Accounts other than a Term Debt Priority Deposit Accounts.  As of the date hereof, the ABL Priority Deposit Accounts are listed on Schedule 1 attached hereto.  Agent and Parent agree to promptly notify Term Note Purchaser in writing of any additional ABL Priority Deposit Accounts established after the date hereof with Agent or which are subject to a deposit account or securities account control agreement in favor of Agent and to provide a written supplement to Schedule 1 hereto reflecting the addition of such ABL Priority Deposit Accounts; it being understood that any such supplement to Schedule 1 may not remove any Deposit Accounts or Securities Accounts set forth on Schedule 1 unless consented to in writing by Agent.

“ABL Priority Subsidiary Asset Sale Proceeds” shall mean, with respect to Subsidiary Asset Sale Proceeds, an amount equal to equal to 100% of the uncollected face amount of Eligible Accounts (as that term is defined in the ABL Loan Agreement) of such Subsidiary.

“ABL Secured Parties” shall mean the Agent, any of the other ABL Lenders and any other holders of the ABL Debt.

“ABL Security Documents” shall mean any ABL Loan Documents and any other documents that create Liens to secure the ABL Debt.

“Access Period” shall mean, with respect to each parcel or item which constitutes Term Debt Priority Collateral, the period, following the commencement of any Enforcement Action, which begins on the earlier of (a) the day on which the Agent provides the Term Note Purchaser with the notice of its election to request access to such parcel or item of Term Debt Priority Collateral pursuant to Section 3.4(b) and (c) the fifth Business Day after the Term Note Purchaser provides the Agent with notice that the Term Note Purchaser (or its agent) has obtained possession or control of such parcel or item of Term Debt Priority Collateral and ends on the earliest of (i) the day which is 180 days after the date (the “Initial Access Date”) on which the Agent initially obtains the ability to take physical possession of, remove any associated ABL Priority Collateral, or otherwise control physical access to, or actually uses, such parcel or item of Term Debt Priority Collateral plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated ABL Priority Collateral, (ii) the date on which all or substantially all of the ABL Priority Collateral associated with such parcel or item of Term Debt Priority Collateral is sold, collected or liquidated, (iii) the ABL Debt Payment Date and (iv) the date on which the default which resulted in such Enforcement Action has been cured or waived in writing.

“Agent” has the meaning set forth in the preamble hereto; provided, that upon the consummation of any Permitted Refinancing, the Agent shall be the “Agent” or “Administrative Agent” (or like term) as specified in the applicable Permitted Refinancing of ABL Loan Documents.

“Bankruptcy Code” shall mean United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Business Day” shall mean means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Washington, DC and New York City are authorized by law to close.

“Buy-Out Notice” shall have the meaning as set forth in Section 17.2.

“Collateral” shall mean any property or assets (whether real or personal and whether now existing or hereafter acquired or arising) of any Grantor or subsidiary thereof that is now or hereafter subject to any lien, mortgage, security interest or other encumbrance granted in favor of any of the ABL Lenders or the Term Note Purchaser, respectively, to secure the obligations of any Grantor to any of the ABL Lenders under any ABL Loan Documents or the Term Note Purchaser under any Term Debt Documents.

“Common Collateral” shall mean, all Collateral that constitutes both ABL Debt Collateral and Term Debt Collateral.

“Comparable Security Document” shall mean, in relation to any Senior Collateral subject to any Senior Security Document, that Junior Security Document that creates a security interest in the same Senior Collateral, granted by the same Grantor, as applicable.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Demand/Exercise Event” shall have the meaning as set forth in Section 17.1.

“Demand/Exercise Event Notice” shall have the meaning as set forth in Section 17.1.

“Deposit and Securities Accounts” shall mean all Deposit Accounts, Securities Accounts, collection accounts and lockbox accounts (and all related lockboxes) of the Grantors.

“Enforcement Action” shall mean, with respect to the ABL Debt or the Term Debt, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to any Common Collateral under, as applicable, the ABL Loan Documents or the Term Debt Documents, or applicable law, including without limitation the exercise of any rights of setoff or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Equity Interests”  means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Excluded Accounts” means deposit accounts of any Grantor exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Grantor’s employees.

“Exigent Circumstance” shall mean an event or circumstance that in the judgment of Agent imminently threatens the ability of Agent to realize upon all or any material portion of the ABL Priority Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of the Credit Parties after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

“Grantor” shall mean Parent, each other Credit Party and any other direct or indirect Subsidiary of Parent that is now or hereafter becomes a party to any ABL Document or Term Note Document.  All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Proceeding.

“Indemnifiable Matters” shall have the meaning set forth in Section 17.2.

“Junior Collateral” shall mean with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.

“Junior Debt” shall mean (a) with respect to any ABL Priority Collateral, all Term Debt and (b) with respect to any Term Debt Priority Collateral, all ABL Debt.

“Junior Documents” shall mean, collectively, with respect to any Junior Obligation, any provision pertaining to such Junior Obligation in any Secured Debt Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.

“Junior Liens” shall mean (a) with respect to any ABL Priority Collateral, all Liens securing the Term Debt and (b) with respect to any Term Debt Priority Collateral, all Liens securing the ABL Debt.

“Junior Obligations” shall mean (a) with respect to any ABL Priority Collateral, all Term Debt and (b) with respect to any Term Debt Priority Collateral, all ABL Debt.

“Junior Obligations Payment Date” shall mean shall mean (a) with respect to ABL Debt, the Term Debt Payment Date and (b) with respect to any Term Debt, the ABL Debt Payment Date, as the context applies.

“Junior Representative” shall mean (a) with respect to any ABL Priority Collateral, the Term Note Purchaser and (b) with respect to any Term Debt Priority Collateral, the Agent.

“Junior Secured Parties” shall mean (a) with respect to the ABL Priority Collateral, all Term Debt Secured Parties and (b) with respect to the Term Debt Priority Collateral, all ABL Secured Parties.

“Junior Security Documents” shall mean with respect to any Junior Secured Party, the Security Documents that secure the Junior Debt.

“Junior Standstill Period” shall have the meaning as set forth in Section 3.2.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset, whether arising before or after the commencement of a Proceeding.  For the purposes of this Agreement, any Grantor shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Lien Priority” shall mean with respect to any Lien of the Agent or Term Note Purchaser in the Common Collateral, the order of priority of such Lien specified in Section 2.1.

“Notice of Commingling” shall mean a written notice delivered by either (a) the Term Note Purchaser to the Agent (i) stating that certain identifiable cash proceeds have been or will be deposited in an ABL Priority Deposit Account constitute Term Debt Priority Collateral, and reasonably identifying the amount of such proceeds and specifying the origin thereof, or (b) the Agent to the Term Note Purchaser stating that certain identifiable cash proceeds have been or will be deposited in a Term Debt Priority Deposit Account constitute ABL Priority Collateral, and reasonably identifying the amount of such proceeds and specifying the origin thereof.

“Paid in Full” or “Payment in Full” shall mean (a) with respect to the ABL Loans, the payment in full in cash and satisfaction in full of all of the obligations under the ABL Loan Documents (other than Unasserted Contingent Indemnification Obligations), and the termination of all obligations of Agent and ABL Lenders under the ABL Loan Documents (including, without limitation, any commitment to lend), and (b) with respect to the Term Debt, the payment in full in cash and satisfaction in full of all of the obligations under the Term Debt Documents (other than Unasserted Contingent Indemnification Obligations), and the termination of all obligations of Term Note Purchaser under the Term Debt Documents (including, without limitation, any commitment to lend).

“Permitted Refinancing” shall mean any refinancing or replacement (whether before or after the commencement of a Proceeding), as applicable, of (a) the ABL Loans under the then existing ABL Loan Documents, provided that the financing documentation entered into by the Credit Parties in connection with such Permitted Refinancing constitutes Permitted Refinancing Documents, and (b) the Term Debt under the then existing Term Debt Documents, provided that the applicable financing documentation entered into by the Credit Parties in connection with such Permitted Refinancing constitutes Permitted Refinancing Documents and the assignee or other lender and any administrative agent for such lenders has agreed in writing that it is subject to the provision of this Agreement as one of the ABL Lenders and ABL Secured Parties or the Term Note Purchaser and the Term Note Secured Parties, as applicable.

“Permitted Refinancing Documents” shall mean any financing documentation which replaces the then existing ABL Loan Documents or Term Debt Documents and pursuant to which the ABL Loans under the then existing ABL Loan Documents or the Term Debt under the then existing Term Debt Documents are refinanced or replaced, as such documentation may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in compliance with this Agreement but specifically excluding any such financing documentation to the extent it contains, either initially or by amendment or other modification, any material terms or conditions other than those which (a) exist in the then existing ABL Loan Documents or Term Debt Documents, as applicable, (b) could be included in the then existing ABL Loan Documents or Term Debt Documents, as applicable by an amendment or other modification that would not be prohibited by the terms of this Agreement (including, without limitation, any provision that would cause the ABL Debt Cap or the Term Debt Cap to be exceeded) or (c) are otherwise approved in writing by the ABL Lenders or Term Note Purchaser, as applicable.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Post-Petition Interest” shall mean any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Proceeding (or would accrue but for the commencement of a Proceeding), whether or not allowed or allowable in any such Proceeding.

“Priority Collateral” shall mean, collectively, the ABL Priority Collateral and the Term Debt Priority Collateral.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Purchase Option Closing Date” shall have the meaning as set forth in Section 17.3.

“Recovery” shall have the meaning as set forth in Section 5.5.

“Secured Debt Documents” shall mean, collectively, the ABL Loan Documents and the Term Debt Documents.

“Secured Parties” shall mean the ABL Secured Parties and the Term Debt Secured Parties.

“Security Documents” shall mean, collectively, the ABL Security Documents and the Term Debt Security Documents.

“Senior Collateral” shall mean with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” shall mean, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Secured Debt Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Liens” shall mean (a) with respect to the ABL Priority Collateral, all Liens securing the ABL Debt and (b) with respect to the Term Debt Priority Collateral, all Liens securing the Term Debt.

“Senior Obligations” shall mean (a) with respect to any ABL Priority Collateral, all ABL Debt and (b) with respect to any Term Debt Priority Collateral, all Term Debt.

“Senior Obligations Payment Date” shall mean (a) with respect to ABL Debt, the ABL Debt Payment Date and (b) with respect to any Term Debt, the Term Debt Payment Date.

“Senior Representative” shall mean (a) with respect to any ABL Priority Collateral, the Agent and (b) with respect to any Term Debt Priority Collateral, the Term Note Purchaser.

“Senior Secured Parties” shall mean (a) with respect to the ABL Priority Collateral, all ABL Secured Parties and (b) with respect to the Term Debt Priority Collateral, all Term Debt Secured Parties.

“Senior Security Documents” shall mean with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Asset Sale Proceeds” shall mean all Proceeds with respect to the sale of all or substantially all of the assets of a Grantor that is a direct or indirect Subsidiary of the Parent.

“Term Debt” shall mean all obligations, liabilities and indebtedness of every nature of any Grantor from time to time owed under, evidenced by or incurred with respect to the Term Note or any other Term Note Document, including, without limitation, all “Obligations” (as such term is defined in the Term Note Agreement), whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses evidenced by or incurred with respect to the Term Debt Documents, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof; provided, however, that (i) in no event shall the aggregate outstanding principal amount due under the Term Debt exceed the Term Debt Cap without the prior written consent of the Agent, and (ii) such amendments, modifications, renewals or extensions are not in violation of Section 7.2.  To the extent any payment with respect to any Term Debt (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Debt Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.  For the avoidance of doubt, Term Debt does not and shall not include any indebtedness, duties, liabilities and obligations of any Grantor under any Equity Interests issued by such Grantor.

“Term Debt Cap” with respect to the Term Note, means the aggregate principal amount of the following (all as determined exclusive of all interest, fees (including attorneys’ fees) and expenses, expended by the Term Note Purchaser and remitted to Persons other than the Credit Parties to enforce its rights and remedies in respect of the Collateral, the Term Note, or both, and all indemnity obligations): (i) $40,000,000 in aggregate advances, minus (ii) the amount of all payments of principal on the Term Note.

“Term Debt Collateral” shall mean all assets, real property, personal property (including, but not limited to, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter-of-Credit Rights, Payment Intangibles, Records, Securities Accounts, Security Entitlements, Supporting Obligations, money, cash or cash equivalents, insurance policies, rights arising under insurance policies, and all accessions to, substitutions for, replacements for, and Proceeds and products of the foregoing), whether now owned or hereafter acquired by any Grantor or in which such Grantor now or hereafter has an interest, or as to which such Grantor now or hereafter has rights or the power to transfer rights, and wherever situated, all whether now owned or existing or hereafter acquired or arising, in which a Lien is granted or purported to be granted at any time to any Term Debt Secured Party as security for any Term Debt.  For the avoidance of doubt, Term Debt Collateral does not and may not secure any payment obligations, duties, liabilities or other obligations arising under any Equity Interest, including, without limitation, any warrants and convertible instruments held be or issued to the Term Note Purchaser.

“Term Debt Documents” shall mean the Term Note, the Term Note Agreement, any other promissory note, lease or other instrument evidencing the Term Debt or the obligation to pay the Term Debt, any guaranty with respect to the Term Debt, any security agreement or other collateral document securing the Term Debt and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Term Debt (as any of the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement).

“Term Debt Payment Date” shall mean the first date on which (a) all Term Debt (other than those that constitute Unasserted Contingent Indemnification Obligations) has been Paid in Full, (b) all commitments to extend credit under the Term Debt Documents have been terminated, and (c) so long as the ABL Debt Payment Date shall not have occurred, the Term Note Purchaser has delivered a written notice to the Agent stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Term Debt Secured Parties.

“Term Debt Priority Collateral” shall mean all Term Debt Collateral other than ABL Priority Collateral, including, without limitation, (a) the Term Debt Priority Deposit Accounts and all cash and other amounts from time to time on deposit therein, (b) all Term Debt Priority Equity Interests and all Proceeds thereof, (c) the Term Debt Priority Longbridge Note and all payments made by Longbridge thereunder and all Proceeds thereof, and (d) Term Debt Priority Subsidiary Asset Sale Proceeds and all Proceeds thereof, in each case, together with all Proceeds thereof.  Without implying any limitation on the foregoing, the parties agree that the following items and proceeds that now or at any time hereafter are deposited into a Term Debt Priority Deposit Account are Proceeds of Term Debt Priority Collateral and are not ABL Priority Collateral:

(a)  all cash dividends and distributions (including, without limitation, all dividends and distributions from any direct or indirect Subsidiaries of Parent organized under the laws of the United Kingdom of Great Britain and Northern Ireland, England and Wales, Scotland or Northern Ireland) with respect to Term Debt Priority Equity Interests received by the Parent or any Grantor,

(b)  all Proceeds received by the Parent or any Grantor from any the sale or disposition of any Term Debt Priority Equity Interests,

(c)  all cash payments of principal, interest or otherwise Proceeds received by the Parent with respect to the Term Debt Priority Longbridge Note,

(d)  all cash payments received by a Grantor with respect to Term Debt Priority Subsidiary Asset Sale Proceeds,

(e)all cash Proceeds received by any Grantor with respect to the issuance of any Equity Interests.

“Term Debt Priority Deposit Accounts” shall mean one or more other Deposit Accounts or Securities Accounts now or hereafter established or maintained by any Grantor for the sole purpose of holding the Proceeds of any collection, sale or other disposition of any Term Debt Priority Collateral that the Term Note Purchaser requires to be held in such account or accounts pursuant to the terms of any Term Debt Document.  As of the date hereof, the Term Debt Priority Deposit Accounts are listed on Schedule 2 attached hereto.  Term Note Purchaser and Parent agree to promptly notify Agent in writing of any additional Term Debt Priority Deposit Accounts established after the date hereof which are or will be subject to a deposit account or securities account control agreement in favor of Term Note Purchaser and to provide a supplement to Schedule 2 reflecting the addition of such Term Debt Priority Deposit Accounts; it being understood that any such supplement to Schedule 2 may not remove any Deposit Accounts or Securities Accounts set forth on Schedule 2 unless consented to in writing by Term Note Purchaser.

“Term Debt Priority Equity Interests” shall mean all Equity Interests owned by any Grantor (including, without limitation, all Equity Interests in any direct or indirect Subsidiaries of such Grantor), irrespective of whether or not such Equity Interests have been pledged as security for or are otherwise subject to a Lien granted in favor of the Term Note Purchaser to secure the Term Debt.

“Term Debt Priority Longbridge Note” shall mean that certain Promissory Note dated the date hereof, in the principal amount of $16,316,941.05 issued by Longbridge Recruitment 360 Limited to the Parent, as amended, restated, supplemented, modified or extended from time to time.

“Term Debt Priority Subsidiary Asset Sale Proceeds” shall mean all Subsidiary Asset Sale Proceeds (excluding ABL Priority Subsidiary Asset Sale Proceeds).

“Term Debt Secured Parties” shall mean the Term Note Purchaser and its successors and assigns.

“Term Debt Security Documents” shall mean any Term Debt Documents and any other documents that create Liens to secure the Term Debt.

“Term Note Agreement” shall means that certain Amended and Restated Note and Warrant Purchase Agreement dated as of the date hereof among, the Parent, certain subsidiaries of the Parent and the Term Note Purchaser, as any of the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Term Note” shall mean, the Parent’s $40,000,000 12% Senior Secured Promissory Note dated the same date as this Agreement payable to Term Note Purchaser, together with any and all promissory notes at any time issued in substitution, exchange or replacement thereof.

“Term Note Lien” shall mean the lien and security interest held by each Term Note Purchaser in and to all or a portion of the Collateral; provided that the Term Note Lien shall only secure the Term Debt.

“Term Note Post-Petition Assets” shall have the meaning as set forth in Section 5.2(a).

“Unasserted Contingent Indemnification Obligations” shall mean, at any time, contingent indebtedness, duties, liabilities and obligations for indemnifications in respect of which no claim or demand for payment has been made, no notice for indemnification has been issued, or can reasonably be expected to be issued, by the indemnitee at such time; provided, however, notwithstanding the foregoing, contingent indebtedness, duties, liabilities and obligations with respect to any undrawn letters of credit issued by ABL Lenders, shall in no event be considered Unasserted Contingent Indemnification Obligations.

“Uniform Commercial Code” shall mean the Uniform Commercial Code of the State of Maryland or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

2.Lien Priorities.

2.1  Subordination.   Notwithstanding (a) the date, time or order of grant, attachment or perfection of any Liens granted to the ABL Lenders in respect of all or any portion of the Collateral or of any Liens granted to the Term Note Purchaser in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (b) the order, date or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Lenders or the Term Note Purchaser in any Collateral, (c) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Loan Documents or the Term Debt Documents governing the priority of the Liens in favor of the Secured Parties, (d) whether the ABL Lenders or the Term Note Purchaser, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral (except to the extent that taking control over such Collateral is necessary to perfect Liens in such Collateral), or (e) the date on which the ABL Debt or the Term Debt is incurred, advanced or made available to the Credit Parties, the Agent, on behalf of itself and the other ABL Lenders, and the Term Note Purchaser, hereby agree that:

(1)any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Note Purchaser that secures all or any portion of the Term Debt shall in all respects be junior and subordinate to all Liens granted to the Agent and/or any of the other ABL Lenders in such ABL Priority Collateral to secure all or any portion of the ABL Debt;

(2)any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Agent and/or the other ABL Lenders that secures all or any portion of the ABL Debt shall in all respects be senior and prior to all Liens granted to the Term Note Purchaser in such ABL Priority Collateral to secure all or any portion of the Term Debt;

(3)any Lien in respect of all or any portion of the Term Debt Priority Collateral now or hereafter held by or on behalf of the Agent and/or any of the other ABL Lenders that secures all or any portion of the ABL Debt shall in all respects be junior and subordinate to all Liens granted to the Term Note Purchaser and the Term Note Purchaser in such Term Debt Priority Collateral to secure all or any portion of the Term Debt; and

(4)any Lien in respect of all or any portion of the Term Debt Priority Collateral now or hereafter held by or on behalf of the Term Note Purchaser that secures all or any portion of the Term Debt shall in all respects be senior and prior to all Liens granted to the Agent and/or any of the other ABL Lenders in such Term Debt Priority Collateral to secure all or any portion of the ABL Debt.

2.2  Consents.  The Term Note Purchaser acknowledges and agrees that, concurrently herewith, the Agent, for the benefit of itself and the other ABL Lenders, has been, or may be, granted Liens upon all of the Collateral in which the Term Note Purchaser has been granted Liens and the Term Note Purchaser, for and on behalf of itself and the Term Note Purchaser, hereby consents thereto. The Agent, for and on behalf of itself and the other ABL Lenders, acknowledges and agrees that, concurrently herewith, the Term Note Purchaser has been, or may be, granted Liens upon all of the Collateral in which the Agent and/or any of the other ABL Lenders have been granted Liens and the Agent, for and on behalf of itself and the other ABL Lenders, hereby consents thereto. The subordination of Liens by the Term Note Purchaser and the Agent in favor of one another as set forth herein shall not be deemed to subordinate the Term Note Purchaser’s Liens or the Agent’s Liens to the Liens of any other Person, nor shall such subordination be affected by the subordination of such Liens to any Lien of any other Person.

2.3 Prohibition on Contesting Liens.In respect of any Collateral, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral agrees that it shall not, and hereby waives any right to:

(a)contest, or support any other Person in contesting, in any proceeding (including any Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b)demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.4  Nature of Obligations.  Each of the Term Note Purchaser and the Agent, on behalf of itself and the other ABL Lenders, acknowledges that a portion of the ABL Debt and the Term Debt either does now or may in the future represent debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Debt and the Term Debt, as the case may be, may be modified, extended or amended from time to time, and that (x) the aggregate amount of the ABL Debt may be increased, replaced or refinanced, in each event, subject to the ABL Debt Cap and the applicable provisions hereof with respect to a Permitted Refinancing and without notice to or consent by the Term Note Purchaser and without affecting the provisions hereof and (y) the aggregate amount of the Term Debt may be increased, replaced or refinanced, in each event, subject to the Term Debt Cap and the applicable provisions hereof with respect to a Permitted Refinancing and without notice to or consent by the ABL Lenders and without affecting the provisions hereof.  The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Debt or the Term Debt, or any portion thereof.

2.5  No New Liens.

(a)Until the ABL Debt Payment Date, the Term Note Purchaser shall not acquire or hold any Lien on any assets of any Grantor securing any Term Debt which assets are not also subject to the Lien of the Agent under the ABL Loan Documents, subject to the Lien Priority set forth herein.  If any Term Debt Secured Party shall control for the purposes of perfection, acquire or hold any Lien on any assets of any Grantor securing any Term Debt which assets are not also subject to the Lien of the Agent under the ABL Loan Documents, subject to the Lien Priority set forth herein, then the Term Note Purchaser (or the relevant Term Debt Secured Party) shall, without the need for any further consent of any other Term Debt Secured Party and notwithstanding anything to the contrary in any other Term Debt Document be deemed to also control or hold such Lien on such Collateral as gratuitous bailee and as a non-fiduciary representative for perfection for the benefit of the ABL Lenders and shall endeavor to notify the Agent promptly in writing of the existence of such Lien.

(b)Until the Term Debt Payment Date, no ABL Lender shall acquire or hold any Lien on any assets of any Grantor securing any ABL Debt which assets are not also subject to the Lien of the Term Note Purchaser under the Term Debt Documents, subject to the Lien Priority set forth herein.  If any ABL Lender shall control for the purposes of perfection, acquire or hold any Lien on any assets of any Grantor Party securing any ABL Debt which assets are not also subject to the Lien of the Term Note Purchaser under the Term Debt Documents, subject to the Lien Priority set forth herein, then the Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Lender and notwithstanding anything to the contrary in any other ABL Loan Document be deemed to also control or hold such Lien on such Collateral as gratuitous bailee and as a non-fiduciary representative for perfection for the benefit of the Term Note Purchaser and shall endeavor to notify the Term Note Purchaser promptly in writing of the existence of such Lien.

(c)The rights and obligations of the parties under subsections (b) and (c) above are also subject to the provisions of Section 2.7(b).

2.6  Separate Grants of Security and Separate Classification.The Agent, on behalf of each ABL Secured Party, and the Term Note Purchaser, acknowledge, agree and intend that that (a) the respective grants of Liens pursuant to the ABL Security Documents and the Term Debt Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Term Debt is fundamentally different from the ABL Debt and, in each case must be separately classified in any plan of reorganization proposed or similar restructuring plan adopted, confirmed (or approved) in a Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Lenders and the Term Note Purchaser in respect of the Collateral constitute claims in the same class (rather than at least two separate classes of senior and junior secured claims with the priorities described in Section 2.1), then the ABL Lenders and the Term Note Purchaser hereby acknowledge and agree that all distributions shall be made as if there were two separate classes of ABL Debt claims, on the one hand, and Term Debt claims, on the other (with the effect being that, (i) to the extent that the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Term Note Purchaser thereon), the ABL Lenders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from each pool of ABL Priority Collateral, before any distribution is made in respect of the Term Debt with respect to such ABL Priority Collateral, with the Term Note Purchaser hereby acknowledging and agreeing to turn over to the Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Term Note Purchaser, and (ii) to the extent that the aggregate value of the Term Debt Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Lenders thereon), the Term Note Purchaser shall be entitled to receive, in addition to amounts distributed to it in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from each pool of Term Debt Priority Collateral, before any distribution is made in respect of the ABL Debt with respect to such Term Debt Priority Collateral, with the ABL Lenders hereby acknowledging and agreeing to turn over to the Term Note Purchaser amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the ABL Lenders).

2.7  Agreements Regarding Actions to Perfect Liens.  (a) The Agent agrees, on behalf of itself and the other ABL Lenders, with respect to the ABL Security Documents, on the one hand, and the Term Note Purchaser agrees with respect to the Term Debt Security Documents, on the other hand, that each such Security Document granting any security interest in the Collateral will contain the following legend (or a legend substantially similar thereto):

“Reference is made to that certain Intercreditor Agreement, dated as of September 15, 2017  (as amended, restated, supplemented or modified from time to time, the “Intercreditor Agreement”), by and among Jackson Investment Group, LLC, a Georgia limited liability company, (“Term Note

Purchaser”), Staffing 360 Solutions, Inc., a Delaware corporation (“Parent”), certain of the Parent’s subsidiaries party thereto and MidCap Funding X Trust, in its capacity as agent (together with its affiliates and their respective successors and assigns, “Agent”) for the ABL Lenders (as defined in the Intercreditor Agreement), and each holder and transferee of this instrument or agreement, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement.  Each Person that benefits from the security hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the [Agent] [Term Note Purchaser] on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.”

(b)Each of the Agent and the Term Note Purchaser hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the ABL Security Documents or the Term Debt Security Documents (including, without limitation, under any deposit account or securities account control agreements), as applicable, whether as gratuitous bailee and as a non-fiduciary representative for perfection or otherwise, such possession or control is also for the benefit of the Term Note Purchaser or the Agent and the other ABL Lenders, as applicable, solely to the extent required to perfect their security interest in such Common Collateral.  Nothing in the preceding sentence shall be construed to impose any duty on the Agent or the Term Note Purchaser (or any third party acting on either such Person’s behalf) with respect to such Common Collateral or provide the Term Note Purchaser, the Agent or any other ABL Lender, as applicable, with any rights with respect to such Common Collateral beyond those specified in this Agreement, the ABL Security Documents and the Term Debt Security Documents, as applicable, provided that after the ABL Debt Payment Date (so long as the Term Debt Payment Date shall not have sooner occurred), the Agent shall (i) deliver to the Term Note Purchaser, at the Credit Parties’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Debt Documents, and assign its rights as secured party (without representation or warranty) under any deposit account or securities account control agreement, or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; provided, further, that after the Term Debt Payment Date (so long as the ABL Debt Payment Date shall not have sooner occurred), the Term Note Purchaser shall (i) deliver to the Agent, at the Credit Parties’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Loan Documents, and assign its rights as secured party (without representation or warranty) under any deposit account or securities account control agreement or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs.  The provisions of this Agreement are intended solely to govern the respective Lien Priorities as between the ABL Lenders and the Term Note Purchaser and shall not impose on the ABL Lenders or the Term Note Purchaser any obligations in respect of the disposition of any Common Collateral (or any Proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.8  Tracing of and Priorities in Proceeds

.

(a)With respect to any funds that are identifiable proceeds of Term Debt Priority Collateral credited to any ABL Priority Deposit Account which funds in respect of which the Agent has received a Notice of Commingling or other written notice by the Term Note Purchaser that proceeds of Term Debt Priority Collateral are to be or should have been deposited into a Term Debt Priority Account and passage of a reasonable time to act on such notice, the Agent shall turn over any misdirected proceeds of the Term Debt Priority Collateral to the Term Note Purchaser.

(b)With respect to any funds that are identifiable proceeds of ABL Priority Collateral credited to any Term Debt Priority Deposit Account which funds in respect of which the Term Note Purchaser has received a Notice of Commingling or other written notice by the Agent that proceeds of ABL Priority Collateral are to be or should have been deposited into an ABL Priority Account and passage of a reasonable time to act on such notice, the Term Note Purchaser shall turn over any misdirected proceeds of the ABL Priority Collateral to the Agent.

(c)The ABL Loan Agreement provides that all proceeds of the ABL Priority Collateral are to be deposited into an ABL Priority Deposit Account; and any funds that are identifiable proceeds of ABL Priority Collateral credited to or otherwise received by the Term Note Purchaser or other Term Debt Secured Parties shall be turned over by the receiving Term Note Purchaser or other Term Debt Secured Parties to the Agent.

(d)The Term Note Agreement provides that all proceeds of the Term Priority Collateral are to be deposited into a Term Debt Priority Deposit Account; and any funds that are identifiable proceeds of Term Debt Priority Collateral credited to or otherwise received by the Agent or other ABL Secured Parties shall be turned over by the receiving Agent or other ABL Secured Parties to the Term Note Purchaser.

2.9   Further Agreements of the ABL Lender.  The ABL Lenders agree that:

(a)  Without the prior written consent of the Term Note Purchaser in each instance, the ABL Lenders shall not enter into a deposit account control agreement or a securities account control agreement with respect to any Term Debt Priority Deposit Account,

(b) All stock and other certificates evidencing Equity Interests of any Grantor which now or hereafter have been pledged as security for or are otherwise subject to a Lien granted in favor of the Term Note Purchaser to secure the Term Debt, shall be held by Term Note Purchaser and to the extent Agent or any other ABL Secured Party receives possession of such certificates it shall promptly deliver said certificates to Term Note Purchaser, and until the time of delivery of possession of such certificates to Term Note Purchaser shall hold such certificates as gratuitous bailee agent for perfection on behalf of Term Note Purchaser in accordance with Section 2.7(b).

(c) Provided that there exists no Default or Event of Default (as such terms are defined in the ABL Loan Agreement) and none could reasonably be expected to result with respect to a sale of substantially all of the assets of a Grantor that is a direct or indirect Subsidiary of the Parent, the ABL Lenders will release their ABL Priority Lien on Grantor’s Accounts included in such sale simultaneously with the Agent’s receipt of the ABL Priority Subsidiary Asset Sale Proceeds from such sale, provided that this clause (c) shall not apply to any series of asset sales, or multiple sales of all or substantially all of the assets of more than one Grantor occurring at the same time or as part of a related transaction, unless consented to in writing by ABL Lenders, of multiple Grantors; it being understood that this Section 2.10 is in addition to and not in limitation of Section 4.2; and

(d)  The ABL Lenders acknowledge and agree that the Term Note Purchaser has the right under certain circumstances as provided in the Term Note Agreement and/or in any deposit account control agreement entered into with respect to any Term Debt Priority Deposit Account to restrict the use of any cash or Proceeds in any Term Debt Priority Deposit Account, and the ABL Lenders acknowledge and agree that they are not entitled to consent to any such restriction or to receive notice from Term Note Purchaser as to the existence or imposition of any such restrictions; it being understood that any such restrictions shall not impair or diminish the rights of the ABL Lenders as provided for in this Agreement to receive all ABL Priority Subsidiary Asset Sale Proceeds contained in any Term Debt Priority Deposit Account. The Term Note Purchaser acknowledges and agrees that the ABL Lenders may receive and retain for application to the ABL Debt in accordance with the terms of the ABL Loan Documents, any payments from the Grantor that come from any Term Debt Priority Deposit Account notwithstanding the fact that Grantor may have made such payment in violation of such restrictions, provided that if Term Note Purchaser has notified Agent by delivery of a Notice of Commingling that such payments constitute Term Debt Priority Collateral and Agent has had a reasonable time to act on such notice then to the extent (i) such payments are identifiable proceeds of Term Debt Priority Collateral and (ii) such payments have not yet been applied by the ABL Lenders to the repayment of any ABL Debt prior to receipt of such Notice of Commingling, ABL Lenders agree to turn over such misdirected payments in accordance with Section 2.8

3.Enforcement Rights.

3.1  Exclusive Enforcement.  Until the Senior Obligations Payment Date has occurred, whether or not a Proceeding has been commenced by or against any Grantor, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party, but subject to the proviso set forth in Section 5.1.  Upon the occurrence and during the continuance of a default or an event of default under the Senior Documents, the Senior Representative and the other Senior Secured Parties may take and continue any Enforcement Action with respect to the Senior Obligations and the Senior Collateral in such order and manner as they may determine in their sole discretion in accordance with the terms and conditions of the Senior Documents, subject to Section 3.4.

3.2  Standstill and Waivers.  Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, but subject to the proviso set forth in Section 5.1 and the last sentence in this Section 3.2:

(i)they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(ii)they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of a Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(iii)they have no right to (x) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (y) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);

(iv)they will not institute any suit or other proceeding or assert in any suit, Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;

(v)they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral; and

(vi)they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral.

Notwithstanding the foregoing, any Junior Representative may, but shall not be required to, (i) take all such actions as it shall deem necessary to (A) perfect or continue the perfection of its Junior Liens or (B) create or preserve (but not enforce) the Junior Liens on any Collateral, and (ii) subject at all times to the provisions of Section 5 of this Agreement, enforce or exercise any or all such rights and remedies as to any Junior Collateral commencing one hundred eighty (180) days after the date of the receipt by the Senior Representative of written notice from the Junior Representative of the declaration by the Junior Secured Parties of an event of default under the applicable Junior Documents in accordance with the terms of such Junior Documents that is continuing and the written demand by the Junior Secured Parties of the immediate Payment in Full of all of the applicable Junior Debt (such 180-day period being referred to herein as the “Junior Standstill Period”), provided that

(i)in the event that at any time after the Junior Representative has sent a notice to the Senior Representative to commence the Junior Standstill Period, the event of default that was the basis for such notice is cured or waived or otherwise ceases to exist and no other events of default under the applicable Junior Documents have occurred and are then continuing, then the notice shall automatically and without further action of the parties be deemed rescinded and no Junior Standstill Period shall be deemed to have been commenced;

(ii)the Junior Standstill Period shall be tolled for any period during which the Senior Representative is stayed from exercising rights or remedies pursuant to a Proceeding or court order, so long as the Senior Representative has used its commercially reasonable efforts to have such stay lifted;

(iii)prior to taking any action to enforce or exercise any or all such rights and remedies after the end of the Junior Standstill Period, the Junior Representative shall give the Senior Representative not more than ten (10) Business Days’ and not less than five (5) Business Days’ prior written notice of the intention of Junior Representative to exercise its rights and remedies, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Junior Standstill Period and in the event that Junior Representative shall not take any action to enforce or exercise any or all of such rights within ninety (90) days after the end of the Junior Standstill Period, then the notice to commence such Junior Standstill Period shall automatically and without further action of the parties be deemed rescinded and no Junior Standstill Period shall be deemed to have been commenced; and

(iv)notwithstanding anything to the contrary contained in this Section 3.2, the Junior Representative and the other Junior Secured Parties may not exercise any rights and remedies against any specific item or items of Junior Collateral after the end of the Junior Standstill Period, if and for so long as the Senior Representative or any other Senior Secured Party is diligently pursuing in good faith the exercise of its enforcement rights or remedies against the Grantors and/or all or any material portion of the Senior Collateral.

3.3  Judgment Creditors.  In the event that any Term Debt Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Debt) to the same extent as all other Liens securing the Term Debt are subject to the terms of this Agreement.  In the event that any ABL Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Note Liens and the Term Debt) to the same extent as all other Liens securing the ABL Debt are subject to the terms of this Agreement.

3.4  Cooperation; Sharing of Information and Access.

(a)The Term Note Purchaser, on behalf of itself and the other Term Debt Secured Parties, agrees that each of them shall take such actions as the Agent shall request in writing in connection with the exercise by the ABL Secured Parties of their rights set forth herein in respect of the ABL Priority Collateral.  The Agent, on behalf of itself and the other ABL Secured Parties, agrees that each of them shall take such actions as the Term Note Purchaser shall request in writing in connection with the exercise by the Term Debt Secured Parties of their rights set forth herein in respect of the Term Debt Priority Collateral.

(b)In the event that the Agent shall, in the exercise of its rights under the ABL Security Documents or otherwise, receive possession or control of any books and Records of any Grantor which contain information identifying or pertaining to any of the Term Debt Priority Collateral, the Agent shall promptly notify the Term Note Purchaser of such fact and, upon request from the Term Note Purchaser and as promptly as practicable thereafter, either make available to the Term Note Purchaser such books and Records for inspection and duplication or provide to the Term Note Purchaser copies thereof.  In the event that the Term Note Purchaser shall, in the exercise of its rights under the Term Debt Security Documents or otherwise, receive possession or control of any books and Records of any Grantor which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Note Purchaser shall promptly notify the Agent of such fact and, upon request from the Agent and as promptly as practicable thereafter, either make available to the Agent such books and Records for inspection and duplication or provide the Agent copies thereof.  The Term Note Purchaser hereby irrevocably grants the Agent a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of the Term Note Purchaser’s interest therein, exercisable without payment of royalty or other compensation, to use any of the intellectual property now or hereafter owned by, licensed to, or otherwise used by the Grantors in order for Agent and ABL Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition or realization upon the ABL Priority Collateral in accordance with the terms and conditions of the ABL Security Documents and the other ABL Loan Documents.  Until the ABL Debt Payment Date, the Term Note Purchaser agrees that any sale, transfer or other disposition of any of the Grantors’ intellectual property (whether by foreclosure or otherwise) will be subject to the Agent’s rights as set forth in this Section 3.4(b). The ABL Lenders hereby irrevocably grants the Term Note Purchaser a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of the ABL Lenders’ interest therein, exercisable without payment of royalty or other compensation, to use any of the intellectual property now or hereafter owned by, licensed to, or otherwise used by the Grantors in order for Term Note Purchaser to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the Term Debt Priority Collateral in connection with the liquidation, disposition or realization upon the Term Debt Priority Collateral in accordance with the terms and conditions of the Term Debt Security Documents and the other Term Debt Documents.  Until the Term Debt Payment Date, the ABL Lenders agree that any sale, transfer or other disposition of any of the Grantors’ intellectual property (whether by foreclosure or otherwise) will be subject to the Term Note Purchaser’s rights as set forth in this Section 3.4.(b).  If the Term Note Purchaser, or any agent or representative of the Term Note Purchaser, or any receiver, shall, after the commencement of any Enforcement Action, obtain possession or physical control of any of the ABL Debt Priority Collateral, the Term Note Purchaser shall promptly notify the Agent in writing of that fact, and the Agent shall, within thirty (30) Business Days thereafter, notify the Term Note Purchaser in writing as to whether the Agent desires to exercise access rights under this Agreement.  In addition, if the Agent, or any agent or representative of the Agent, or any receiver, shall obtain possession or physical control of any of the Term Debt Priority Collateral in connection with an Enforcement Action, then the Agent shall promptly notify the Term Note Purchaser that the Agent is exercising its access rights under this Agreement.  Upon delivery of such notice by the Agent to the Term Note Purchaser, the parties shall confer in good faith to coordinate with respect to the Agent’s exercise of such access rights, with such access rights to apply to any parcel or item of Term Debt Priority Collateral access to which is reasonably necessary to enable the Agent during normal business hours:  (i) to convert ABL Priority Collateral consisting of raw materials and work-in-process into saleable finished goods; (ii) to complete any service or project required for the practical realization of the benefits of the ABL Priority Collateral; (iii) to transport such ABL Priority Collateral to a point where such conversion can occur; (iv) to otherwise prepare ABL Priority Collateral for sale; and/or (v) to arrange or effect the sale of ABL Priority Collateral, all in accordance with the manner in which such matters are completed in the ordinary course of business, and at Borrowers’ expense.

(c)Consistent with the definition of Access Period, access rights will apply to differing parcels of real property and differing items (including, without limitation, equipment) constituting Term Debt Priority Collateral at differing times, in which case, a differing Access Period will apply to each such parcel and items.  During any pertinent Access Period, the Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access at reasonable times to, and a rent-free right to use, the relevant parcel or item of Term Debt Priority Collateral for the purposes described above in Section 3.4(b).  The Agent shall take proper and reasonable care under the circumstances of any Term Debt Priority Collateral that is used by the Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the Agent or its agents, representatives or designees and the Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the ABL Priority Collateral.  The Agent shall indemnify and hold harmless the Term Note Purchaser for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the Agent and the

ABL Lenders will not be liable for any diminution in the value of Term Debt Priority Collateral caused by the absence of the ABL Priority Collateral therefrom.  The Agent and the Term Note Purchaser shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Term Note Purchaser to show the Term Debt Priority Collateral to prospective purchasers and to ready the Term Debt Priority Collateral for sale.  Consistent with the definition of the term Access Period, if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the Agent from exercising any of its rights hereunder, then the Access Period granted to the Agent under this Section 3.4 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.4.  This Section 3.4 will not restrict the rights of the Term Note Purchaser to sell, assign or otherwise transfer the related Term Debt Priority Collateral prior to the expiration of any applicable Access Period if either (i) such Term Debt Priority Collateral is not reasonably necessary to enable the Agent to convert, transport or arrange to sell any associated ABL Priority Collateral as described above, or (ii) the purchaser, assignee or transferee thereof agrees to be bound by the access provisions of this Section 3.4.

3.5  No Additional Rights For the Grantors Hereunder.  Except as provided in Section 3.6 hereof, if any ABL Secured Party or Term Debt Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Debt Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or any Term Debt Secured Party.

3.6  Actions Upon Breach

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(a)If any ABL Secured Party or any Term Debt Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Common Collateral, such Grantor, with the prior written consent of the Agent or the Term Note Purchaser, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Term Debt Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b)Should any ABL Secured Party or Term Debt Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any ABL Secured Party or any Term Debt Secured Party (in its own name or in the name of the relevant Grantor), as applicable, may obtain relief against such ABL Secured Party or Term Debt Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the Agent on behalf of each ABL Secured Party and the Term Note Purchaser on behalf of each Term Debt Secured Party that (i) the ABL Secured Parties’ or Term Debt Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Debt Secured Party or each ABL Secured Party, as applicable, waives any defense that the Grantors and/or the Term Debt Secured Parties and/or ABL Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

4. Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.

4.1 Application of Proceeds

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(a)Application of Proceeds of Senior Collateral.  The Senior Representative and Junior Representative hereby agree that, whether or not a Proceeding has been commenced by or against any Grantor, all Senior Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral in an Enforcement Action shall be applied, first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action,

second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date,

third, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Junior Representative in connection with such Enforcement Action,

fourth, to the payment of the Junior Debt in accordance with the Junior Documents until the Junior Obligations Payment Date, and fifth, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Nothing in this Section 4.1 is intended to or shall limit the right of the Agent and ABL Lenders, in the exercise of their sole and absolute discretion from time to time, from administering their revolving credit facility in the manner described in subsection (d) below despite the existence of an event of default under the ABL Loan Agreement.

(b)Limited Obligation or Liability.  In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c)Segregation of Collateral.  Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).

(d)Revolving Nature of ABL Loans. The Term Note Purchaser acknowledges and agrees that (i) the ABL Loan Agreement includes a revolving commitment, that in the ordinary course of business the ABL Lenders will apply payments and make advances thereunder, and that no application of any ABL Priority Collateral or the release of any Lien by the Agent upon any portion of the ABL Priority Collateral in connection with a disposition permitted by the Credit Parties under the ABL Loan

Agreement shall not constitute an Enforcement Action or the pursuit of a collection action under this Agreement; (ii) the amount of the ABL Loans that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, subject to the ABL Debt Cap, (iii) from time to time the Agent and the other ABL Lenders may modify (or have the effect of a modification of) advance rates, sub-limits, borrowing base components, eligibility criteria or reserves, or provide for special advances, overadvances, protective advances and other changes that would increase or decrease the amount available to be borrowed under the ABL Loan Agreement as in effect on the date hereof, and no such modification and no provision for the repayment off ABL Loans as a result of such modification, shall constitute an Enforcement Action or the pursuit of a collection action under this Agreement; (iv) subject to Section 7.1, the terms of the ABL Loans may be modified, amended and restated, extended or amended from time to time, and that the aggregate amount of the ABL Loans may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties and without affecting the provisions hereof; and (v) all ABL Priority Collateral received by the Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Loans at any time.

4.2  Releases of Liens.  Upon any release, sale or disposition of Senior Collateral that is permitted pursuant to the terms of the Senior Documents or is effected by any sale or other disposition pursuant to any Enforcement Action, and that results in the release of the Senior Lien on any Senior Collateral (other than release of the Senior Lien due to the occurrence of the Senior Obligations Payment Date), the Junior Lien on such Senior Collateral (excluding any portion of the Proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs, which shall continue to be subject to the Junior Liens) shall be automatically and unconditionally released with no further consent or action of any Person, it being specifically agreed and acknowledged by the Senior Representative that the automatic release of any such Junior Lien on the Senior Collateral will not impair the security under the ABL Loan Documents or Term Debt Documents, as applicable, in contravention of the provisions thereof, provided that the proceeds of any such sale or disposition pursuant to an Enforcement Action must be applied in accordance with Section 4.1 and to permanently repay the Senior Obligations (with a corresponding commitment reduction in the case of any repayment of ABL Loans). The Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Junior Lien described in this Section 4.2.  The Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Insurance.  Proceeds of Common Collateral include insurance proceeds and therefore the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds.  The Agent shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to ABL Priority Collateral and the Term Note Purchaser shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to Term Debt Priority Collateral.  Prior to the ABL Debt Payment Date, the Agent shall have the sole and exclusive right, as between the Term Note Purchaser on the one hand and the Agent on the other hand, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral.  Prior to the Term Debt Payment Date, the Term Note Purchaser shall have the sole and exclusive right, as between the Agent on the one hand and the Term Note Purchaser on the other hand, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Debt Priority Collateral.  All proceeds of such insurance shall be remitted to the Agent or the Term Note Purchaser, as the case may be, and each of the Term Note Purchaser and Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

5.Proceedings.

5.1  Filing of Motions.  Until the Senior Obligations Payment Date has occurred, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Junior Representative may (i) file a proof of claim in a Proceeding, and (ii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties on the Senior Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior Representative imposed hereby.

5.2  Financing Matters

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(a)If any Grantor becomes subject to any Proceeding in the United States at any time prior to the ABL Debt Payment Date, and if the Agent or other ABL Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code constituting ABL Priority Collateral or to provide financing to any Grantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Grantor by one or more of the ABL Lenders or by any third party provided the provisions of the financing provided by such third party qualifies as a Permitted Refinancing (any such financing, “ABL DIP Financing”), then the Term Note Purchaser agrees, on behalf of itself and the other Term Debt Secured Parties, that each Term Debt Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral constituting ABL Priority Collateral or to such ABL DIP Financing on the grounds of a failure to provide “adequate protection” for the Term Debt Secured Parties’ Lien on the Term Debt Collateral to secure the Term Debt (except as provided in clause (z) below) or on any other grounds (and will not request any adequate protection solely as a result of such ABL DIP Financing, except as provided in clause (z) below) and (ii) will subordinate (and will be deemed hereunder to have subordinated) the Term Note Liens on any ABL Priority Collateral (A) to such ABL DIP Financing on the same terms as the ABL Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the ABL Secured Parties and (C) to any “carve-out” in respect of fees and expenses of professionals retained by any debtor or committee and administrative expenses as agreed to by the Agent or the other ABL Secured Parties, in each case, under the immediately preceding clauses (i) and (ii), so long as (x) the following conditions are met: (1) the financing is not made in conjunction with the use of cash collateral consisting of Term Debt Priority Collateral and the Term Debt Secured Parties retain their Lien on the Term Debt Collateral to secure the Term Debt (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and (2) as to the Term Debt Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such ABL DIP Financing, together with any adequate protection Liens granted to any ABL Secured Parties (or any third party under a Permitted Refinancing of ABL Debt) on any Term Debt Priority Collateral (and all obligations relating to such ABL DIP Financing, including any “carve-out”), shall be junior and subordinate to the Lien of the Term Debt Secured Parties on the Term Debt Priority Collateral, (y) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the Agent and the other ABL Secured Parties securing the ABL Debt on ABL Priority Collateral and (z) if the Agent or any other ABL Secured Party (or any third party under a Permitted Refinancing of ABL Debt) receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the ABL Debt, and such replacement or adequate protection Lien is on any of the Term Debt Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the Term Debt Priority Collateral (the “Term Note Post-Petition Assets”) is junior and subordinate to the Lien in favor of the Term Debt Secured Parties on the Term Debt Priority Collateral and (2) the Term Debt Secured Parties also receive a replacement or adequate protection Lien on such Term Note Post-Petition Assets of the debtor to secure the Term Debt senior in priority to any adequate protection or replacement Lien granted to Agent or any other ABL Secured Party (or any third party under a Permitted Refinancing of ABL Debt), and the Agent and ABL Secured Parties (or any third party under a Permitted Refinancing of ABL Debt) shall not oppose any motion by any of the Term Debt Secured Parties with respect to the granting of any such adequate or replacement Lien on such Term Note Post-Petition Assets.  In no event will (i) the terms of such DIP Financing or use of cash collateral order either require any of the Term Debt Secured Parties to extend additional credit pursuant to such DIP Financing or authorize the use of cash collateral consisting of Term Debt Priority Collateral, (ii) any of the ABL Secured Parties (or any third party under a Permitted Refinancing of ABL Debt) seek to obtain a priming Lien on any of the Term Debt Priority Collateral and nothing contained herein shall be deemed to be a consent by Term Debt Secured Parties to any adequate protection payments using Term Debt Priority Collateral.  If the ABL Secured Parties (or any third party under a Permitted Refinancing of ABL Debt) offer to provide DIP Financing that meets the requirements set forth above in this Section 5.2(a) and, to the extent of any modifications to the ABL Debt Documents meet the requirements for a Permitted Refinancing, then, for so long as such offer by such ABL Secured Parties remains in effect and has not terminated or been withdrawn, the Term Debt Secured Parties will not provide, participate in, or join in or support any other Person in any manner in providing or supporting the use of cash collateral constituting ABL Priority Collateral under the Bankruptcy Code or financing to any Grantor under the Bankruptcy Code.   The foregoing provisions of this Section 5.2(a) shall not prevent the Term Debt Secured Parties from objecting to any provision in any cash collateral order or DIP Financing documentation relating to any provision or content of a plan of reorganization or similar dispositive re-structuring plan that is inconsistent with the terms of this Agreement, including, without limitation, the lien priorities in respect of the Collateral and Proceeds thereof as set forth in this Agreement.

(b)All Liens granted to the Term Note Purchaser or the Agent in any Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.3  Relief From the Automatic Stay

.  Until the ABL Debt Payment Date, the Term Note Purchaser agrees, on behalf of itself and the other Term Debt Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Proceeding or take any action in derogation thereof, in each case in respect of any ABL Priority Collateral, without the prior written consent of the Agent.  Until the Term Debt Payment Date, the Agent agrees, on behalf of itself and the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Proceeding or take any action in derogation thereof, in each case in respect of any Term Debt Priority Collateral, without the prior written consent of the Term Debt Secured Parties.  Notwithstanding the foregoing, Junior Secured Parties may seek such relief to the extent it is conditioned and coextensive with the relief sought and granted to the Senior Secured Parties and the exercise of such relief to the Junior Secured Parties is subject to the continuing terms of this Agreement.

5.4  No Contest.  The Junior Representative, on behalf of itself and the Junior Secured Parties, agrees that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (a) any request by the Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable), or (b) any objection by the Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by the Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of Section 5.2 (a) or (b), as applicable) are not adequately protected (or any other similar request under any law applicable to a Proceeding), so long as any Liens granted to the Senior Representative as adequate protection of its interests are subject to this Agreement.

5.5  Avoidance Issues.  If any Senior Secured Party is required in any Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as Proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

5.6  Asset Dispositions in a Proceeding.  Neither the Junior Representative nor any other Junior Secured Party shall, in a Proceeding or otherwise, oppose any motion under Section 363 of the Bankruptcy Code (and otherwise) relating to the sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties and to have released their Liens on such assets, provided that (i) such motion does not impair, subject to the priorities set forth in this Agreement, the rights of such party under Section 363(k) of the Bankruptcy Code or any similar Bankruptcy Law (so long as the right of any Junior Secured Party to offset its claim against the purchase price for any Senior Collateral exists only after the Senior Obligations have been paid in full in cash, (ii) the terms of any proposed order approving such transaction provide for the respective Liens of the Secured Parties to attach to the proceeds of the Senior Collateral that is the subject of such Disposition, subject to the Lien priorities set forth in Section 2.1 of this Agreement, and (iii) the proceeds received by the Senior Secured Parties from any such sale or disposition are applied in accordance with Section 4.1.  Each of the Agent on behalf of the ABL Secured Parties and the Term Debt Secured Parties further agrees that it will not oppose, or support any party in opposing, the right of the other party to credit bid under Section 363(k) of the Bankruptcy Code or any similar Bankruptcy Law, subject to the provisions of the immediately preceding sentence.

5.7  Other Matters.  To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Junior Collateral, the Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided that if requested by the Junior Representative, the Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.

5.8  Effectiveness in Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of a Proceeding.

6.Reliance; Waivers; etc.

6.1  Reliance.  The ABL Loan Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  The Term Note Purchaser, on behalf of it itself and the other Term Debt Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the Agent and the other ABL Secured Parties.  The Term Debt Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  The Agent, on behalf of itself and the other ABL Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Term Note Purchaser and the other Term Debt Secured Parties.

6.2 No Warranties or Liability.  The Term Note Purchaser and the Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Loan Document or any other Term Debt Document.  Except as otherwise provided in this Agreement, the Term Note Purchaser and the Agent will be entitled to manage and supervise the respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

6.3  No Waivers.   No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the ABL Loan Documents or the Term Debt Documents.

7.Modifications.

7.1.  Modifications to ABL Loan Documents.  ABL Lenders may at any time and from time to time without the consent of or notice to Term Note Purchaser, without incurring liability to Term Note Purchaser and without impairing or releasing the obligations of Term Note Purchaser under this Agreement, (a) change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the ABL Loans, or (b) increase or decrease the amount of the ABL Loans; provided, however, that in no event shall the increase provide that the aggregate outstanding principal amount due under the ABL Loans may exceed the ABL Debt Cap, or (c) amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the ABL Loans, or (d) accept collateral security or guaranties for the ABL Loans and sell, exchange, fail to perfect, release or otherwise deal with all or any part of any such collateral or guaranties, (e) release any party primarily or secondarily obligated on the ABL Loans, (f) grant indulgences and take or refrain from taking any action with regard to the collection or enforcement of the ABL Loans, and (g) take any action which might otherwise constitute a defense to or a discharge of any Credit Party; provided however that that no such amendment or modification shall do any of the following without the prior written consent of the Term Note Purchaser:

(i) provide for an outstanding principal amount of, without duplication, ABL Loans in the aggregate in excess of the ABL Debt Cap;

(ii) increase the interest rate or yield provisions applicable to the ABL Loans by more than 4.00% per annum in the aggregate (excluding increases (A) resulting from increases in the underlying reference rate or (B) resulting from the accrual of interest at the default rate of interest (as calculated in the ABL Loan Documents as of the date hereof);

(iii) extend by more than one (1) year the scheduled maturity date or facility termination date of any loan or extension of credit or credit facility provided for in the ABL Loan Documents beyond the scheduled final maturity and/or termination date, as applicable, set forth in the ABL Loan Documents as in effect on the date hereof;

(iv) change any covenant, default or event of default (including the addition of any covenant, default or event of default not contained in the ABL Loan Documents as in effect on the date hereof) to restrict the payment of any Term Debt) that would otherwise be permitted hereunder or under the ABL Loan Documents as in effect on the date hereof (for the avoidance of doubt, however, nothing in this Section 7.1 or otherwise shall (A) limit the ABL Lenders’ right to modify advance rates, sub-limits, borrowing base components, eligibility criteria or reserves, or provide for special advances, overadvances, protective advances and other changes that would increase (subject to the limitations in clause (i) above) or decrease the amount of credit available under ABL Loan Agreement, (B) limit the effect, or  prohibit the Senior Secured Parties from agreeing to any addition, amendment or modification, of the provisions of the Senior Documents that has the indirect effect of restricting the ability of the Credit Party to pay Junior Obligations or otherwise restricts such payments in accordance with the terms of this Agreement by restricting the use the Senior Collateral or the use of loan proceeds to pay Junior Obligations during the continuance of an event of default under the Senior Documents, or (C) give the Term Note Purchaser any rights in or under, or make the Term Note Purchaser a third party beneficiary of, the ABL Loan Documents),

(v) changes any redemption or prepayment provisions so as to require any new payments or accelerate (except as permitted under the ABL Debt Documents during the continuance of an event of default or as described in clause (ii) of Section 4.1) or increase any existing payments or shorten the stated maturity of the ABL Debt, or

(vi) contravene the provisions of this Agreement.

7.2.   Modifications to Term Debt Documents.

(a)Until the ABL Debt Payment Date, and notwithstanding anything to the contrary contained in the Term Debt Documents, Term Note Purchaser shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the terms of the Term Debt or the Term Debt Documents if such amendment, modification or supplement would:

(i) increase the principal amount in excess of the Term Debt Cap or increase interest rate of the Term Debt by more than 4.00% per annum in the aggregate (excluding increases (A) resulting from increases in the underlying reference rate or (B) resulting from the accrual of interest at the default rate of interest (as calculated in the Term Debt Documents as of the date hereof, or (C) resulting from any payment-in-kind,  non-cash interest) other than as set forth in the Term Debt Documents in effect on the date hereof,

(ii) changes any redemption or prepayment provisions so as to require any new payments or accelerate (except as permitted under the Term Debt Documents during the continuance of an event of default) or increase any existing payments or shorten the stated maturity of the Term Debt,

(iv) change any covenant, default or event of default (including the addition of any covenant, default or event of default not contained in the Term Debt Documents as in effect on the date hereof) to restrict the payment of any ABL Debt that would otherwise be permitted hereunder or under the Term Debt Documents as in effect on the date hereof , or

(v) contravene the provisions of this Agreement.

Nothing herein, including the provisions of this Agreement pertaining to subordination of liens on the Collateral, shall be construed to imply (i) Agent’s or ABL Lenders’ consent to any Term Debt Document which grants a lien upon any of the Collateral (other than the Term Note Lien), or (ii) Term Note Purchaser’ consent to any ABL Debt Document which grants a lien upon any of the Collateral (other than the ABL Liens).

8.Construction.  The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.

9.Modification of this Agreement.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Term Note Purchaser to be bound thereby, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

10.Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

11.Continuing Agreement.   This Agreement is a continuing agreement and will remain in full force and effect until all of the obligations under the ABL Loan Documents or the Term Note Documents have been Paid in Full, subject to reinstatement as provided for below, and without limiting any claim or cause of action that may have arisen against the Term Note Purchaser, Agent or any ABL Lender under the terms of this Agreement or applicable law prior to the date of termination. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any claim or demand for indemnification or payment with respect thereto has been made or payment of all or any part of the ABL Debt or the Term Debt is rescinded or must otherwise be returned by Agent and/or ABL Lenders or the Term Note Purchaser, as applicable, upon any Proceeding with respect to any Grantor or otherwise, all as though such payment had not been made.

12.Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by facsimile (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

If to ABL Lenders, to Agent at:

c/o MidCap Financial Services, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, MD  20814

Attention:  Portfolio Management – Staffing 360 transaction

Facsimile:  (301) 941-1450

with a copy to:

c/o MidCap Financial Services, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, MD  20814

Attention:  General Counsel

Facsimile:  (301) 941-1450

If to Parent or any other Credit Party, at:

c/o Staffing 360 Solutions, Inc.

641 Lexington Avenue, 27th Floor

New York, NY 10022

Attention:  David Faiman

Facsimile:  (509) 694-8692

If to Term Note Purchaser, at:

the address set forth on the signature pages attached hereto.

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, facsimile or prepaid courier, notice shall be deemed to be given when delivered.

13.Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of ABL Lenders, Term Note Purchaser and the Credit Parties; provided, however, that no Credit Party may assign this Agreement in whole or in part without the prior written consent of Agent and the Term Note Purchaser.   ABL Lenders may, from time to time, without notice to Term Note Purchaser, assign or transfer any or all of the ABL Loans or any interest therein to any Person and Term Note Purchaser may, from time to time, without notice to ABL Lenders, assign or transfer any or all of the Term Debt or any interest therein to any Person, provided in each case the assignee or transferee (and each subsequent assignee or transferee) has been bound in writing to the same terms and conditions of this Agreement as the assignor or transferor, Notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Obligations and the Junior Obligations shall, subject to the terms hereof, be and remain the Senior Obligations or the Junior Obligations for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Obligations and the Junior Obligations or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Obligations or the Junior Obligations, be entitled to rely upon the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

14.No Waiver or Novation.  No waiver shall be deemed to have been made by any party to this Agreement of any of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized officers or representatives, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time.  No executory agreement shall be effective to change, modify or to discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers or representatives of each party to this Agreement.

15.CONSENT TO JURISDICTION.  EACH PARTY HERETO AND EACH OF THE CREDIT PARTIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MARYLAND AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH PARTY HERETO AND EACH OF THE CREDIT PARTIES EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH PARTY HERETO AND EACH OF THE CREDIT PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SECURED PARTY AND EACH OF THE CREDIT PARTIES AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

16.WAIVER OF JURY TRIAL. EACH PARTY HERETO AND EACH OF THE CREDIT PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE TERM DEBT DOCUMENTS OR ANY OF THE ABL LOAN DOCUMENTS.  EACH PARTY HERETO AND EACH OF THE CREDIT PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE APPLICABLE ABL LOAN DOCUMENTS AND NOTE DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY HERETO AND EACH OF THE CREDIT PARTIES WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

17.Term Note Purchaser Purchase Option.

17.1  Agent agrees that it shall give Term Note Purchaser written notice (a  “Demand/Exercise Event Notice”) of any proposed demand by Agent or any other ABL Lenders with respect to all of the ABL Loans outstanding under the ABL Loan Agreement and the other ABL Loan Documents, any proposed acceleration of the maturity of the ABL Loans or any proposed taking of any Enforcement Action against any of the Common Collateral (including, without limitation, any proposed private or public foreclosure sale in respect of all or any portion of the Collateral securing the ABL Loans) (each a “Demand/Exercise Event”):  (a) in the absence of an Exigent Circumstance, not less than two (2) Business Days prior to such demand or the issuance of such foreclosure notice or taking of any of Enforcement Actions (each referred to herein as an “ABL Enforcement Action”); or (b) if, in the judgment of Agent, Exigent Circumstances exist, concurrently with or as promptly as reasonably practicable after the taking of such action; provided, however, that the Agent’s failure to provide the notice of a ABL Enforcement Action to the Term Note Purchaser shall not impair any of the Agent’s rights hereunder or under the ABL  Loan Agreement and the other ABL Loan Documents as against the Credit Parties, provided, further that it shall not impair the Term Note Purchaser’s remedies with respect to any such violation for failure to send such notice.

17.2  Upon the occurrence and during the continuance of a Demand/Exercise Event, Term Note Purchaser shall have the option at any time upon five (5) Business Days’ prior written notice (the “Buy-Out Notice”) from Term Note Purchaser to Agent to purchase (at par and without discount) all (but not less than all) of the ABL Loans outstanding under the ABL Loan Agreement and the other ABL Loan Documents from the ABL Lenders (other than any rights to indemnification that any ABL Lender has against any Credit Party under any ABL Loan Agreement or other ABL Loan Document as to matters and circumstances (“Indemnifiable Matters”) whether known or unknown to Term Note Purchaser on the closing date of such purchase, which may result in any loss, cost, damage or expense (including reasonable attorneys’ fees and expenses)) for the purchase price specified below.  Any Buy-Out Notice given by Term Note Purchaser to Agent shall be irrevocable.

17.3  On the closing date (the “Purchase Option Closing Date”) specified by Term Note Purchaser in the Buy-Out Notice (which shall not be less than five (5) Business Days, nor more than fifteen (15) days, after the receipt by Agent on behalf of the ABL Lenders of the Buy-Out Notice), the ABL Lenders shall (a) sell to the Term Note Purchaser, and Term Note Purchaser shall purchase from the ABL Lenders, all (but not less than all) of the ABL Loans (other than Unasserted Contingent Indemnification Obligations) outstanding under the ABL Loan Agreement and the other ABL Loan Documents and held by the ABL Lenders, including any and all prepayment fees or premium (whether or not the same are then due from any Credit Party) and Indemnifiable Matters asserted as of the Purchase Option Closing Date and (b) the Agent and the ABL Lenders shall assign to the Term Note Purchaser (or its designee) all of their rights and interests under the ABL Loan Documents (including all rights and interests with respect to the Collateral securing the ABL Loans (other than unasserted Indemnifiable Matters as of the Purchase Option Closing Date) in accordance with the terms and conditions of this Section 17.  The Credit Parties and the Term Note Purchaser acknowledge and agree that, after the Purchase Option Closing Date, the Credit Parties shall continue to be liable to the ABL Lenders for all Indemnifiable Matters that have not been paid in full in cash or secured, in each such instance to the satisfaction of each the ABL Lenders in the exercise of its sole and absolute discretion from time to time.

17.4  On the Purchase Option Closing Date, Term Note Purchaser shall (i) pay to Agent for the ratable benefit of the ABL Lenders as the purchase price for sale and assignment contemplated by Section 17.2, in immediately available funds the full amount of all ABL Loans (at par and without discount) then outstanding and unpaid under the ABL Loan Agreement and the other ABL Loan Documents (including outstanding principal, accrued and unpaid interest, fees and expenses, including (A) any prepayment fees or premium specified in the ABL Loan Agreement or any other ABL Loan Documents (even though the ABL Loans are being assigned and not repaid and the prepayment fees or premium may not be then due from the Credit Parties) and (B) any Indemnifiable Matters asserted as of the Purchase Option Closing Date, in each case on a dollar for dollar basis), and (ii) furnish such amount of cash collateral in immediately available funds as the Agent determines is reasonably necessary to secure ABL Lenders in connection with (x) any known Indemnifiable Matters and (y) any outstanding letters of credit issued under the ABL Loan Agreement but not, in any event, in an amount greater than 110% of the aggregate undrawn amount of all such outstanding letters of credit (and any excess of such cash collateral for such letters of credit remaining at such time when there are no longer any such letters of credit outstanding and there are no unreimbursed amounts then owing in respect of such drawings under such letters of credit shall be promptly paid over to the Term Note Purchaser), and Agent and ABL Lenders execute and delivery to the Term Note Purchaser (or its designee) a written assignment agreement in form mutually satisfactory to Agent, ABL Lenders and the Term Note Purchaser evidencing the assignment by Agent and ABL Lenders all of their rights with respect to the ABL Loans so purchased and the ABL Loan Documents.  Such purchase price shall be remitted by wire transfer in federal funds to such bank account of Agent as Agent (individually or on behalf of such ABL Lender) may designate in writing to Term Note Purchaser for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Term Note Purchaser to the bank account designated by Agent for the benefit of ABL Lenders are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by Term Note Purchaser to the bank account designated by Agent are received in such bank account later than 1:00 p.m., New York City time.

17.5  Such purchase shall be expressly made without representation or warranty of any kind by Agent or any of the ABL Lenders as to any of the ABL Loans or otherwise and without recourse to Agent or any of the ABL Lenders, except that each ABL Lender shall represent and warrant:  (i) the amount of the ABL Loans being purchased from such ABL Lender, (ii) that such ABL Lender owns such ABL Loans being sold by it and has not created any Lien on any such ABL Loans, (iii) that such ABL Lenders has the right to assign such ABL Loans being assigned by it and the assignment is duly authorized, and (iv) Agent is the current collateral agent and administrative agent under the ABL Loan Documents and has not resigned or assigned its rights, duties or obligations as such to any other person or entity.

17.6  Upon the delivery by Agent to Term Note Purchaser of a notice of Demand/Exercise Event, Agent and ABL Lenders will forbear from instituting judicial proceedings or otherwise pursuing collection actions of the ABL Loans, foreclosing on any lien or security interest on any of the Collateral or from taking any other Enforcement Action (other than actions taken by Agent in connection with the collection of accounts receivable through lockbox or blocked account arrangements, regardless of whether such collection occurs prior to or following any Demand/Exercise Event Notice), until the earlier of (i) the second Business Day following the date of such delivery if a Buy-Out Notice then shall not have been delivered to Agent on or before such second Business Day or (ii) after delivery of a Buy-Out Notice to Agent, the fifteenth day following the date of the delivery of such Buy-Out Notice if the purchase and sale of the ABL Loans contemplated by Section 17.2 hereof pursuant to such Buy-Out Notice and this Section 17 shall have not occurred on or before such fifteenth day; provided, however, that nothing herein is intended to or shall restrict Agent’s right to limit, suspend or terminate advances under the ABL Loan Agreement or Agent’s collection rights under Section 9-607 of the Uniform Commercial Code with respect to the proceeds of Collateral, including, without limitation, the collection and application of proceeds of Accounts.  Nothing in this Agreement, however, shall limit Agent’s rights under the ABL Loan Documents to require that the Credit Parties cause Account Debtors (as defined in the ABL Loan Agreement) to make payments to a lockbox or to a blocked account or that proceeds of Collateral be deposited in or remitted to a blocked account and to apply such proceeds to the ABL Loans.

17.7  Each Credit Party hereby consents to any assignment to the Term Note Purchaser set forth in this Section 17.

17.8  The transfer of the ABL Loans shall be effected by an assignment agreement, endorsements and such other documents as Term Note Purchaser may reasonably request from time to time, all in form and substance reasonably satisfactory to Agent and the Term Note Purchaser, whereby the Term Note Purchaser will have all rights of the ABL Lenders (except to the extent control agreements and other agreements require the consent of persons who are not party to this Agreement; provided that ABL Lenders agree to reasonably cooperate with Term Note Purchaser in obtaining any such consents) under the ABL Loan Documents and assume the obligations of ABL Lenders under the ABL Loan Documents and Agent will convey all right, title and interest of the Agent in and to the ABL Loans.

18.Miscellaneous.

18.1.Conflict. Subject to the applicable provisions of Section 18.6, in the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Term Debt Documents or the ABL Documents, the provisions of this Agreement shall control and govern.

18.2.Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

18.3.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signatures pages signed by each party.  Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page to this Agreement shall bind the parties hereto.

18.4.Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

18.5.Governing Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Maryland, without regard to conflicts of law principles.

18.6.Relative Rights. This Agreement shall define the relative rights of ABL Lenders and Term Note Purchaser.  Nothing in this Agreement shall (a) impair, as between the Grantors and ABL Lenders, on the one hand, and the Grantors and the Term Note Purchaser on the other hand, the obligation of the Grantors with respect to the payment of the ABL Loans and the Term Debt and performance of their obligations under the ABL Loan Documents and the Term Debt Documents, respectively, in accordance with their respective terms, or (b) affect the relative rights of ABL Lenders or Term Note Purchaser with respect to any other creditors of the Grantors.

18.7.Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes and replaces all other prior agreements (including, without limitation, that certain Subordination Agreement dated as of January 25, 2017 between Term Note Purchaser, Agent, Parent and certain of Parent’s Subsidiaries, as amended) and understandings, both written and oral, among the parties with respect to the subject matter hereof.

18.8.Representations and Warranties. The Agent and the Term Note Purchaser each represents and warrants to the other that it has been authorized by ABL Lenders or holders of Term Note, as applicable, under the ABL Loan Agreement or the Term Note Agreement, as applicable, to enter into this Agreement, and the agreements of the Agent set forth herein shall be binding on the ABL Lenders and the agreements of the Term Note Purchasers set forth herein shall be binding on the holders of the Term Note.

18.9.Subrogation.   With respect to (a) any payments or distributions in cash, property or other assets that any Term Note Purchaser pays over to the Agent or any ABL Lender under the terms of this Agreement, the Term Note Purchaser, shall on the ABL Debt Payment Date be subrogated to the rights of the Agent and the ABL Lenders and (b) with respect to any payments or distributions in cash, property or other assets that Agent or any ABL Lender pays over to the Term Note Purchaser under the terms of this Agreement, the Agent and the ABL Lenders, as applicable, shall on the Term Debt Payment Date be subrogated to the rights of the Term Note Purchaser. Any payments or distributions in cash, property or other assets received by the Agent or the ABL Lenders that are paid over to the Term Note Purchaser pursuant to this Agreement shall not reduce any of the ABL Debt. Any payments or distributions in cash, property or other assets received by the Term Note Purchaser that are paid over to the Agent or the ABL Lenders pursuant to this Agreement shall not reduce any of the Term Debt. Notwithstanding the foregoing provisions of this Section 18.9, none of the Agent or ABL Lenders shall have any claim against the Term Note Purchaser for any impairment of any subrogation rights herein granted to the Term Note Purchaser, and the Term Note Purchaser shall not have any claim against the Agent or any of the ABL Lenders for any impairment of any subrogation rights herein granted to the Agent or the ABL Lenders.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Intercreditor Agreement constitute an instrument executed and delivered under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.

AGENT:

MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust

By:       Apollo Capital Management, L.P.,

            its investment manager

By:       Apollo Capital Management GP, LLC,

its general partner

By: _/s/ Maurice Amsellem______________(SEAL)

Name:  Maurice Amsellem

Title:    Authorized Signatory

Agent’s Signature Page to Intercreditor Agreement

TERM NOTE PURCHASER:

JACKSON INVESTMENT GROUP, LLC

By: _/s/ Douglas B. Kline_______________ (SEAL)

Name: Douglas B. Kline

Title: Chief Financial Officer

Address for Notice to Term Note Purchaser:

Jackson Investment  Group, LLC

2655 Northwinds Parkway

Alpharetta, Georgia 30009

Attn:  Richard L. Jackson

Telecopy Number:   678-495-5356

Telephone Number: 770-643-5605

with a copy to:

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street, N.E.

Atlanta, GA 30309

Attn:  David Stockton, Esq.

Telecopy Number:  (404) 815-541-3402

Telephone Number:  (404) 815-6444

Term Note Purchaser’s Signature Page to Intercreditor Agreement

PARENT:STAFFING 360 SOLUTIONS, INC., a Delaware corporation

By:_/s/ Brendan Flood___________(Seal)

Name:  Brendan Flood
Title:  Executive Chairman

SUBSIDIARIES:

MONROE STAFFING SERVICES, LLC, a Delaware limited liability company
By:_/s/ Brendan Flood___________(Seal)
Name: Brendan Flood Title: Executive Chairman

PEOPLESERVE, INC., a Massachusetts corporation

By:_/s/ Brendan Flood___________(Seal)

Name:  Brendan Flood
Title:  Executive Chairman

FARO RECRUITMENT AMERICA, INC., a NY corp.

By:_/s/ Brendan Flood___________(Seal)

Name:  Brendan Flood
Title:  Executive Chairman

LIGHTHOUSE PLACEMENT SERVICES, INC., a Massachusetts corporation

By:_/s/ David Faiman____________(Seal)

Name:  David Faiman
Title:  Secretary and Treasurer

PEOPLESERVE PRS, INC., a Massachusetts corporation

By:_/s/ Brendan Flood___________(Seal)

Name:  Brendan Flood
Title:  Executive Chairman

STAFFING 360 GEORGIA, LLC, a Georgia limited liability company

By:_/s/ Brendan Flood___________(Seal)

Name:  Brendan Flood
Title:  Executive Chairman

Borrowers’ Signature Page to Intercreditor Agreement